Exhibit 99.2

Veea Inc. Announces Closing of $9.2 Million Public Offering

NEW YORK, August 14, 2025 (GLOBE NEWSWIRE) -- Veea Inc. (NASDAQ: VEEA) (“Veea” or the “Company”), a leader in intelligent edge infrastructure, announced the closing of its public offering of an aggregate of 9,189,096 shares of common stock and warrants to purchase up to 9,189,096 shares of common stock at a combined offering price of $1.00 per share and accompanying warrant (the “Offering”). The Company received aggregate cash gross proceeds of approximately $6.0 million, before deducting placement agent fees and other offering expenses. The warrants have an exercise price of $1.10 per share, are exercisable immediately and will expire five years from the original issuance date.

Included in the aggregate securities issued are 3,239,096 shares of common stock and accompanying warrants that were issued to NLabs Inc., a Delaware corporation (“NLabs”) an existing stockholder and an affiliate of the Company and the Company’s Chief Executive Officer, in exchange for the extinguishment of certain of the Company’s outstanding non-convertible promissory notes in the aggregate principal amount, plus accrued interest, of $3,239,096.

The Offering closed on August 14, 2025. The Company intends to use the net proceeds from this Offering for investments in inventory and the Company’s customer support infrastructure and for working capital and general corporate purposes.

A.G.P./Alliance Global Partners acted as the sole placement agent in connection with the Offering.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-288878) previously filed with the Securities and Exchange Commission (“SEC”) on July 23, 2025, which was declared effective on August 12, 2025, and a registration statement on Form S-1MEF (File No. 333- 289555). This Offering was made only by means of a prospectus forming part of the effective registration statement. A final prospectus relating to the Offering has been filed with the SEC on August 14, 2025. An electronic copy of the final prospectus relating to the Offering may be obtained on the SEC’s website located at http://www.sec.gov and may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Veea Inc.

Veea Inc. (NASDAQ: VEEA) formed in 2014 and headquartered in New York City, is a leader in smart edge connectivity, computing and Edge AI for enterprise and public infrastructure. Its flagship VeeaHub™ STAX platform delivers intelligent edge networking, security, and scalable NVMe storage for the future of digital business and connected communities. Its VeeaONE™ platform enables unified edge computing, multiaccess multiprotocol communications, edge storage, edge AI with AI-driven cybersecurity in multi-tenant fully integrated all-in-one VeeaHub® products. Similar to cloud-management of smartphones and similar user devices, VeeaHub products are cloud- and locally-managed with equivalent capabilities on VeeaCloud™. Applications and services delivered through VeeaHub devices benefit from cybersecure connections with Zero Trust Network Access (ZTNA), optionally, with a highly simplified, plug and play, 5G-based SecureConnect™ offering. Veea has received numerous recognitions by Gartner Group, Market Reports World’s and IoT Evolution for Edge Computing and Edge AI since 2021.

For more information about Veea and its product offerings, visit veea.com and follow us on LinkedIn.

For media inquiries, please contact:

The Equity Group

Devin Sullivan

Managing Director

dsullivan@equityny.com

Conor Rodriguez

Associate

crodriguez@equityny.com

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, among other things, statements relating to the intended use of proceeds from the Offering. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Veea to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Veea; risks related to the price of Veea’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Veea plans to operate, variations in performance across competitors, changes in laws and regulations affecting Veea’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s business strategies, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Veea’s Form 10-K for the year ended December 31, 2024 and any subsequent filings which Veea makes with the U.S. Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Veea. Veea expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Veea with respect thereto or any change in events, conditions or circumstances on which any statement is based.